EXHIBIT 99.1

MAX RE CAPITAL LTD. ANNOUNCES QUARTERLY DIVIDEND PAYMENT

Hamilton, Bermuda, January 30, 2004, Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH). The Board of Directors of Max Re Capital Ltd. declared a quarterly dividend of $0.03 per common share, at a meeting of the Board held today.

The dividend is payable on February 23, 2004 to shareholders of record on February 13, 2004.

Max Re Capital Ltd. through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, offers customized risk financing solutions to property and casualty insurers, life and health insurers and large corporations.

The above remarks about future expectations, plans and prospects for the Company are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contact Information:

Keith S. Hynes	N. James Tees
Executive Vice President & CFO	Senior Vice President & Treasurer
441-296-8800	441-296-8800
keithh@maxre.bm	jimt@maxre.bm